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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  -------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Commercial Net Lease Realty, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                Maryland                                   56-1431377
                                                        (I.R.S. EMPLOYER
(State of Incorporation or Organization)               Identification no.)

        450 South Orange Avenue, Suite 900
                 Orlando, Florida                              32801
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)



If this form relates to the                   If this form relates to the
registration of a class of                    registration of a class of
securities pursuant to Section                securities pursuant to Section
12(b) of the Exchange Act and is              12(g) of the Exchange Act and is
effective pursuant to General                 effective pursuant to General
Instruction A.(c), please check               Instruction A.(d), please check
the following box. [X]                        the following box. [ ]


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
Securities Act registration statement file number to which this form relates:  333-66428
                                                                               ---------
                                                                             (If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:
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
             TITLE OF EACH CLASS                        NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED                        EACH CLASS IS TO BE REGISTERED
             -------------------                        ------------------------------
9% Series A Non-Voting Preferred Stock, par
value $.01 per share                                         New York Stock Exchange
(liquidation preference $25 per share)

Securities to be registered pursuant to Section 12(g) of the Act:


-----------------------------------------------------------------------------------------
                                (Title of Class)


-----------------------------------------------------------------------------------------
                                (Title of Class)
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ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of 9% Series A Non-Voting
Preferred Stock, par value $.01 per share (liquidation preference $25 per share)
(the "Series A Preferred Stock"), of Commercial Net Lease Realty, Inc., a
Maryland corporation (the "Registrant"). The description of the Series A
Preferred Stock to be registered hereunder is set forth under the caption
"Description of CNLR Stock - Preferred Stock" in the Registrant's Registration
Statement on Form S-4 (File No. 333-66428), filed with the Commission on August
1, 2001, which description is incorporated herein by reference.

ITEM 2.        EXHIBITS

        The Registrant intends to list the Series A Preferred Stock on the New
York Stock Exchange, on which other securities of the Registrant are listed.
Accordingly, copies of the following exhibits will be included with the listing application submitted to The New York Stock Exchange, and are filed as exhibits to this Registration Statement:

    1. First Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-64511)).

    2. Bylaws (incorporated by reference to Exhibit 3.3(ii) to Amendment No. 2 to the Registrant's Registration Statement on Form 8-B (File No.
        1-11290)).

    3. Articles Supplementary relating to the Series A Preferred Stock (filed herewith).

    4. Specimen Stock Certificate relating to the Series A Preferred Stock of the Registrant (filed herewith).


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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      COMMERCIAL NET LEASE REALTY, INC.

                                      By:     /s/ KEVIN B. HABICHT
                                             -----------------------------
                                      Name:  Kevin B. Habicht
                                      Title: Executive Vice President

November 26, 2001


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                                  EXHIBIT INDEX

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
Exhibit
Number                Description
------                -----------
1.          First Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration
            Statement on Form S-3 (File No. 333-64511)).

2.          Bylaws (incorporated by reference to Exhibit 3.3(ii) to Amendment
            No. 2 to the Registrant's Registration Statement on Form 8-B (File
            No. 1-11290)).

3.          Articles Supplementary relating to the Series A Preferred Stock
            (filed herewith).

4. Specimen Stock Certificate relating to the Series A Preferred Stock of the Registrant (filed herewith).
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